UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933
Entrex NewLeaf, LLC
(Quarterly Dividend Carbon Project Production Financing)
Florida
150 East Palmetto Park Road
Suite 800
Boca Raton, FL 33432
Telephone: 561-465-7580
6199
88-1641521
(Primary Standard Industrial
Classification Code Number)
(I.R.S. Employer
Identification Number)
Entrex NewLeaf, LLC
Maximum combined offering of $19,999,999 consisting of Class
_A_ Common Stock [Quantity of Shares to be Determined at Qualification] Entrex NewLeaf, LLC (Entrex_ or the Company) is offering a combined maximum amount of $19,999,999 of Class A Common Stock
(_Stock_ or _Shares on a _no minimum/best efforts_ basis
(the _Offering_). The Offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (_SEC_) (which date may be extended for an additional 90 days in our sole
discretion) or the date when all Shares have been sold. This
Offering is a fixed price offering of shares of Class _A_
common stock [quantity to be determined at time of qualification of the Regulation A (_RegA_) offering] at the fixed price
of $ [shares to be priced at time of qualification of the
Reg A offering] per share for a total offering amount up to
$19,999,999. The Company intends to file ongoing _current
information_ as that term is defined by the Securities Act,
in order to continue to trade publicly and to remain current in its required periodic filings. This Offering is being
made directly by the Company and is not currently being
offered through an underwriter or broker dealer. As a
result, the Company does not anticipate incurring or
paying any sales commissions to any third parties for
the sale of this Offering.
Entrex NewLeaf, LLC_s mission is to become the leading
producer of compliance-grade carbon offsets by executing
licenses with clients and applying its patent-pending
process to develop and sell carbon offsets from their
projects and facilities. The company has built a roster
of world-class collaborators, including United
Nations/World Bank registrars, ISO-authorized
auditors, and leading professional services organizations
so procurement and compliance executives can depend upon
the validity and provenance of the resulting offsets. The
company_s business model achieves capital efficiencies
unavailable to competitors by managing (but not owning)
the projects used to generate its carbon offsets.
This Offering is being conducted on a _best efforts_
basis, with no minimum. The following illustrates
certain important information regarding the sale of
this Offering.
Price to public
Underwriting discount or commissions1
Proceeds to Issuer2
Proceeds to other persons
Per Share/Unit
$
TBD
$
0
$
TBD
$
0
Total Minimum
$
0
$
0
$
0
$
0
Total Maximum
$
TBD
$
0
$
19,999,999
$
0
Footnotes to table:
1. The Company is offering the Shares in this non-public
offering on a _best efforts_ basis solely through the
Company_s officers and directors.  The Compan
y_s officers and directors are not entitled to receive
any discounts or commissions for selling such Shares,
but may be reimbursed for reasonable expenses they incur,
if any.
2. If the Offering is consummated and all Shares offered
are hereby sold, the gross proceeds from the sale of those
Shares at $[to be priced at time of qualification of the
Reg A offering] would be $19,999,999 and the net proceeds
would be approximately $19,949,999, after giving effect
to estimated expenses in connection with the Offering of
approximately $50,000, including, but not limited to,
printing and copying costs, legal fees, accounting fees,
filing fees, postage, and other miscellaneous costs and
expenses, including meeting expenses. Notwithstanding
the foregoing, the Company can provide no assurances
as to the total number of Shares that may be sold or
the amount of expenses to be paid.
For further information about the Stock being sold in
this Offering please see the section named The Offering
on page 3 below and the section named Terms of the
Offering on page 10 below.
This Offering is made pursuant to Tier 1 of Regulation
A+ of the Securities Act of 1933.
This Offering is a highly speculative investment and
involves a high degree of risk. As a result, this
Offering should only be considered by persons who can
afford to lose their entire investment.
FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH
THIS OFFERING, PLEASE REVIEW THE _RISK FACTORS_ ON
PAGES 3 THROUGH 6 OF BELOW.
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL
TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING,
NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF
ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.
THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION
FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE
COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION
THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
NEITHER THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION (THE _COMMISSION_), NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
Proceeds from the Offering shall be released to the
Company when received and no escrow shall be created
for this offering. The Company will pay all of the
expenses of the Offering.
THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR
FORMAT DESCRIBED IN PART II OF SEC FORM 1-A.The
 estimated offering expenses of $50,000 include
printing and copying costs of $3,000, legal fees of
$40,000, accounting fees of $5,000, transfer agent
fees of $1,000 and miscellaneous costs and expenses,
including potential travel and entertainment expense
for potential investor meetings. All of these expenses
are estimates only and the actual offering
expenses may be higher or lower than anticipated.
Once a subscriber_s subscription agreement has been
received by the Company, it may not be revoked.
All proceeds from the sale will be immediately
provided to the Company.
ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS
OFFERING IS SOLD. NO MINIMUM AMOUNT MUST BE RAISED
BEFORE THE OFFERING IS CLOSED. THE PRINCIPAL PURPOSE
OF THIS OFFERING IS TO RAISE WORKING CAPITAL TO
SUPPORT THE GROWTH OF THE COMPANY.
Possible subscribers should only rely on the
information contained in this Offering Circular
when making a decision to purchase the Shares.
No one else is authorized to provide possible
subscribers with different information. The Company
is not offering to sell nor soliciting an offer to
buy the Shares in any state or to any person where
the offer or solicitation is prohibited.
PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE
CONTENTS OF THIS OFFERING CIRCULAR AS LEGAL, BUSINESS
 OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD
CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS
ADVISER AND TAX ADVISER AS TO LEGAL, BUSINESS,
TAX AND RELATED MATTERS CONCERNING THE SHARES.
ITEM 2. TABLE OF CONTENTS
SUMMARY
1
REGULATION A+
2
THE OFFERING
2
RISK FACTORS
3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
6
DILUTION
6
PLAN OF DISTRIBUTION
7
USE OF PROCEEDS
7
TERMS OF THE OFFERING
7
BUSINESS
8
DESCRIPTION OF PROPERTY
9
MANAGEMENT_S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS     OF OPERATIONS
9
DIRECTORS, EXECUTIVE OFFIDERS AND SIGNIFICANT EMPLOYEES
11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
13
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
13
SECUITIES BEING OFFERED
13
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
14
ADDITIONAL INFORMATION
15
This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire
Offering Circular carefully, including the _Risk Factors_ section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering
Circular. Unless the context requires otherwise, references
 in this Offering Circular to _the Company,_ _we,_ _us_ and _our_ refer to Entrex NewLeaf, LLC
SUMMARY
This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in Shares or Redeemable Preferred Stock.
You should carefully read this entire offering circular, including the information under the heading _Risk Factors_ and all information included in this offering circular.
Issuer.
Entrex NewLeaf, LLC was incorporated in the State of Florida on 11/01/2022. Our principal executive offices are located at 150 East Palmetto Park Road, Suite 800,
Boca Raton, FL 33432
Entrex NewLeaf, LLC_s mission is to become the leading producer of compliance-grade carbon offsets by executing licenses with clients and applying its patent-pending process to develop and sell carbon offsets from their projects and facilities. The company has built a roster of world-class collaborators, including United
Nations/World Bank registrars, ISO-authorized auditors, and leading professional services organizations so procurement and compliance executives can depend upon the validity and provenance of the resulting offsets.
The company_s business model achieves capital efficiencies unavailable to competitors by managing (but not owning) the projects used to generate its carbon offsets.
The Company is an _emerging growth company,_ as defined in the Jumpstart Our Business Startups Act of 2012
(the _JOBS Act_). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.
We are an _emerging growth company_, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:
Not being required to comply with the auditor attestation
 requirements in the assessment of our internal control over financial reporting;
Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight
Board regarding mandatory audit firm rotation or a supplement to the auditors_ report providing additional information about the audit and the financial statements;
Reduced disclosure obligations regarding executive compensation; and
Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may remain an _emerging growth company_ until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended
(the _Securities Act_), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.
REGULATION A+
We are offering our Shares and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the
JOBS Act. These offering rules are often referred to as _Regulation A+._ We are relying upon _Tier 1_ of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.
In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.
THE OFFERING
Class _A_ Common Stock
We are offering shares of Class _A_ Common Stock
[quantity and pricing to be determined at Reg A offering qualification].
Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately
$19,999,999 if all Shares are sold.
We plan to use substantially all of the net proceeds from this to fund existing operations, hiring of new personnel, sales and marketing, other sales and revenue initiatives and for working capital.
Liquidity
This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification.
This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them.
Please review carefully _Risk Factors_ for more information.
Risk Factors
An investment in the Shares involves certain risks.
You should carefully consider the risks above, as well as other risks described under _Risk Factors_ in this offering circular before making an investment decision.
RISK FACTORS
Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.
RISK FACTORS REGARDING OUR COMPANY AND BUSINESS
Investments in small businesses and start-up companies are often risky.
Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company_s profitability.
The demand for the Company_s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The
Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.
The Company has limited operating history.
The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.
We are a development stage business and may be adversely affected managing the business and regulatory challenges of the market sector.
The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital to execute its business plan.
The ability of the Company to move forward with its objectives is therefore highly dependent upon the success of the various capital offerings which fund the carbon offset projects and the subsequent sale of the compliance grade offsets. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.
The Company may need additional capital, which may not be available.
Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.
We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:
Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.
The Company_s management has broad discretion in how the Company use the net proceeds of an offering.
The Company_s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.
The Company may not be able to manage its potential growth.
For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company_s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It will also be required to expand its finance, administrative and operations staff.
There can be no assurance that the Company_s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The
Company_s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.
The Company faces significant competition.
We compete for investors and buyers across the Environmental, Social and Governance (_ESG_) and voluntary carbon offset industry who have access to private carbon offsets which may be a better solution than which we envision. If the market chooses other potential alternatives, we may lose money, which could affect our ability to operate.
The Company relies on partners and related entities
 to Register, Validate, Verify, Mint and Retire
Carbon Offsets.
If our partners or related entities experience significant challenges, or do not fully adhere to contracted obligations, our operations could be severely affected. We anticipate selling all potential Carbon Offsets contractually prior to the launch of a project. If a contracted buyer defaults, we may lack operating capital for production and/or may be forced into significant contractual discounts and losses.
Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.
The Company_s growth relies on market acceptance.
While the Company believes that there will be significant customer demand for its products
/services, there is no assurance that there will be broad market acceptance of the Companys offerings. There also may not be broad market acceptance of the Company_s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company_s results of operations and financial condition, and the Company may not be able to achieve its goals.
Our business model is dependent on both generating
 and selling Carbon Offsets.
If for some reason we select projects which do not deliver the projected results, we may lose money affecting our ability to operate. We anticipate selling all potential offsets contractually before launching a project. If for some reason the contracted buyer defaults, we may lose some or all of our production capital if no other buyer is found, which may affect our ability to operate.
Our business depends heavily on our officers and directors.
Our future ability to execute our business plan depends upon the continued service of our President and Chief Executive Officer, Stephen
H. Watkins. If we lost the services of our key personnel, or if our executive officer or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.
If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.
Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.
Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.
Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. Absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.
Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political and regulatory conditions.
We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.
An unstable global economic, social and
political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The regulatory environment is subject to political conditions and potential change is uncertain. The economic, social and political environment has or may negatively impact, among other things:
current and future demand for our services;
price competition for our products and services.
RISKS RELATED TO THIS OFFERING
Risks Related to Organization and Structure under
Tier 1 of Regulation A+.
There is no minimum capitalization required in this offering.
We cannot assure that all or a significant number of Shares will be sold in this offering. Investors_ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure you that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us.
Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements under the _Summary,_ _Risk Factors,_ _Business,_ _Management_s
 Discussion and Analysis of Financial Condition and
Results of Operations_ and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as _may,_ _might,_ _should,_ _expect,_ _plan,_
_anticipate,_ _believe,_ _estimate,_ _predict,_
_potential_ or _continue,_ and the negative of these
 terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under _Risk Factors.
While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance.
Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward
-looking statements as predictions of future events.
We are under no duty to update any of these forward-looking statements after the date of this Offering
Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.
Forward-looking statements include, but are not limited
 to, statements about:
our business_ strategies and investment policies;
our business_ financing plans and the availability of capital;
potential growth opportunities available to our business;
the risks associated with potential acquisitions by us;
the recruitment and retention of our officers and employees;
our expected levels of compensation;
the effects of competition on our business; and the impact of future legislation and regulatory changes on our business.
We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.
DILUTION
There will be dilution to any existing third-party investors in the Company as a result of this offering.
PLAN OF DISTRIBUTION
General
The Company is hereby offering for sale (the _Offering_)
 shares of its common stock, no par value (_Shares_)
[quantity of shares to be determined at time of qualification of the Reg A offering] for a purchase price per share [to be determined at qualification of the Reg A offering], for a total offering amount of up to $19,999,999.
Minimum Amount for Offering
There is no minimum number of Shares that must be sold.
Upon the close of the Offering, the Company may accept subscriptions and add the subscription funds to the capital of the Company.
Minimum Amount Required to be Purchased by an Investor
The minimum amount of Shares which must be purchased is TBD Shares for $XXXX, unless a lesser amount is approved for any investor by the Board of Directors of Company in its discretion (for executive officers and for others where special circumstances are involved).
All of our Shares are being offered on a _best efforts_ basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings.
The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.
USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $19,999,999
(minus expenses) if the entire offering is sold.
Offering proceeds shall be used to fund existing operations, hiring or new personnel, sales and marketing, other sales and revenue initiatives and for working capital.


TERMS OF THE OFFERING

Class _A_ Common Stock

We are offering shares of Class _A_ Common Stock
 [quantity and pricing to be determined at Reg A
offering qualification].
Use of Proceeds
We estimate that the net proceeds we will receive
 from this offering will be approximately $19,999,999
 if all Shares are sold. Offering proceeds shall be
used to fund existing operations, hiring or new
personnel, sales and marketing, other sales and
revenue initiatives and for working capital.
Liquidity
This is a Tier 1, Regulation A offering where the
offered securities will not be listed on a registered
 national securities exchange upon qualification.
This offering is being conducted pursuant to an
exemption from registration under Regulation A of
the Securities Act of 1933, as amended. After
qualification, we may apply for these qualified
securities to be eligible for quotation on an
alternative trading system or over the counter market,
if we determine that such market is appropriate
given the structure of the Company and our business
objectives. There is no guarantee that the Shares
will be publicly listed or quoted or that a market
will develop for them.
Please review carefully _Risk Factors_ for more
information.
Risk Factors
An investment in the Shares involves certain risks.
You should carefully consider the risks above, as
well as other risks described under _Risk Factors_
in this offering circular before making an
investment decision.
Subscription Period
The offering will terminate on the earlier of 12
months from the date this Offering Circular is
qualified for sale by the SEC (which date may be
extended for an additional 90 days in our sole
discretion) or the date when all Shares and Shares
have been sold.
Subscription Procedures
If you decide to subscribe for our Shares in this
Offering, you should review your subscription
agreement. Completed and signed subscription
documents shall be either mailed directly to the
Company at Entrex NewLeaf, LLC, 150 E Palmetto
Park Road, Suite 800, Boca Raton, FL 33432, or
sent via electronic correspondence to
SWatkins@entrexcarbonmarket.com. You shall
deliver funds by either check, ACH deposit or
wire transfer, pursuant to the instructions
set forth in the subscription agreement. If a
subscription is rejected, all funds will be
returned to subscribers. Upon acceptance by us
of a subscription, confirmation of such
acceptance will be sent to the subscriber.
Any potential investor will have ample time to
review the subscription agreement, along with
their counsel, prior to making any final
investment decision. We shall only deliver
such subscription agreement upon request after
a potential investor has had ample opportunity
to review this Offering Circular.
Right to Reject Subscriptions
After we receive your complete, executed subscription
agreement and the funds required under the
subscription agreement have been transferred to
our designated account, we have the right to
review and accept or reject your subscription in
whole or in part, for any reason or for no reason.
We will return all monies from rejected
subscriptions immediately to you, without interest
or deduction.
Acceptance of Subscriptions; No Revocation
Upon our acceptance of a subscription agreement,
we will countersign the subscription agreement
and issue the Shares or Shares, as applicable,
subscribed at closing. Once you submit the
subscription agreement and it is accepted, you
may not revoke or change your subscription or
request your subscription funds. All accepted
subscription agreements are irrevocable.
BUSINESS
Our Company
Issuer_s Business
Entrex NewLeaf, LLC_s mission is to become the
leading producer of compliance-grade carbon
offsets by executing licenses with clients
and applying its patent-pending process to
develop and sell carbon offsets from their
projects and facilities. The company has built
a roster of world-class collaborators,
including United Nations/World Bank registrars,
ISO-authorized auditors, and leading professional
services organizations so procurement and
compliance executives can depend upon the
validity and provenance of the resulting
offsets. The company_s business model
achieves capital efficiencies unavailable
to competitors by managing (but not owning)
the projects used to generate its carbon offsets.
DESCRIPTION OF PROPERTY
We do not own any plants or facilities.
MANAGEMENT_S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Statements in the following discussion and
throughout this registration statement that
are not historical in nature are _forward-
looking statements._ You can identify forward-
looking statements by the use of words such
as _expect,_ _anticipate,_ _estimate,_ _may,_
_will,_ _should,_ _intend,_ _believe,_ and
similar expressions. Although we believe the
expectations reflected in these forward-looking
statements are reasonable, such statements are
inherently subject to risk and we can give no
assurances that our expectations will prove to
be correct. Actual results could differ from
those described in this registration statement
because of numerous factors, many of which
are beyond our control. These factors include,
without limitation, those described under
_Risk Factors._ We undertake no obligation
to update these forward-looking statements
to reflect events or circumstances after the
date of this registration statement or to
reflect actual outcomes. Please see _Forward
Looking Statements_ at the beginning of this
registration statement.
The following discussion of our financial
condition and results of operations should
be read in conjunction with our financial
statements and the related notes thereto
and other financial information appearing
elsewhere in this registration statement.
We undertake no obligation to update any
forward-looking statements in the discussion
of our financial condition and results of
operations to reflect events or circumstances
after the date of this registration statement
or to reflect actual outcomes.
Overview
Entrex NewLeaf, LLC is a Boca Raton, Fl.
based company that operates to develop and
monetize carbon offset projects for third
parties.
Entrex NewLeaf, LLC_s mission is to become
the leading producer of compliance-grade
carbon offsets by executing licenses with
clients and applying its patent-pending
process to develop and sell carbon offsets
from their projects and facilities. The
company has built a roster of world-class
collaborators, including United Nations/World
 Bank registrars, ISO-authorized auditors,
and leading professional services organizations
so procurement and compliance executives can
depend upon the validity and provenance of
the resulting offsets. The company_s business
model achieves capital efficiencies unavailable
to competitors by managing (but not owning)
the projects used to generate its carbon offsets.
Revenue Recognition
The Company derives its revenue primarily from
developing compliance grade carbon-offsets from
various carbon offset projects licensed to the
entity.    The company shall manage the company
on a GAAP Work in Progress basis and report via
both WIP and Accrual basis for the benefit of
management and shareholders.
Upon the successful completion of this offering
the company shall obtain annual audits by a
accounting organization at the direction of the
Board of Directors which would be able to file
PCAOB compliant statements if needed.
Results of Operations for
Gross revenue:  The Company is pre-revenue
General and administrative:  The Company has
not hired direct employees and uses the services
of the Entrex Carbon Market, Inc. (OTC:RGLG)
Net loss:
The table below sets forth line items from the
Company_s unaudited Statements of Operations for
12/31/2024
Revene:
Sales
$
Total revenue
Expenses:
General and administrative expense
0
)
Net income (loss) before income taxes
(0
)
Provision for income taxes
Net loss
$
(0
)
Net loss per common share - basic and diluted
$
(0.00
)
Weighted average shares outstanding - basic and diluted
(0.00
)
Liquidity and Capital Resources
As of date 2023, we had cash of $0 with a line of credit
available from our Preferred Shareholder. During the
6-month period ending date, 2023, we used approximately $0
in cash for operating activities and were provided $amt
through financing activities.
Our management_s discussion and analysis of our financial
condition and results of operations is based on our
financial statements, which are prepared in accordance
with U.S. generally accepted accounting principles issued
by the Financial Accounting Standards Board (_FASB_).
The preparation of these financial statements requires
us to make estimates and assumptions that affect the
reported amounts of assets and liabilities and the
disclosure of contingent assets and liabilities at the
date of the financial statements, as well as the reported
expenses during the reporting periods. Actual results
may differ from these estimates under different
assumptions or conditions.
While our significant accounting policies are more
fully described in the notes to our financial statements
appearing elsewhere in this Offering Document, we believe
that the accounting policies discussed below are
critical to our financial results and to the understanding
of our past and future performance, as these policies
relate to the more significant areas involving
management_s estimates and assumptions. We consider
an accounting estimate to be critical if: (1) it
requires us to make assumptions because information was
not available at the time or it included matters that
were highly uncertain at the time we were making our
estimate; and (2) changes in the estimate could have
a material impact on our financial condition or results
of operations.
Equity-based compensation
None.
DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES
Directors and Executive Officers.
The following table sets forth the name, age, and
position of our executive officers and directors.
Executive officers are elected annually by our Board of
Directors.  Each executive officer holds his office until
he resigns, is removed by the Board, or his successor is
elected and qualified.  Directors are elected annually
by our shareholders at the annual meeting.  Each director
holds his office until his successor is elected and
qualified or his earlier resignation or removal.
Name
Age
Position
Term of Office
Stephen H. Watkins
62
President/Secretary
Since Inception
Tom Harblin
57
Director
Since Inception
Rick Rochon
66
Advisor
Since Inception
James LaGrotta
63
Advisor
Since Inception
Stephen H. Watkins:  is Managing Member and is the
founding Chairman and CEO of various majority owned
entities of the Entrex Holding Company (EHCo, LLC).
Stephen is an experienced entrepreneur founding a
series of successful information and business services
companies; two of which grew to billion-dollar market
 cap companies. Stephen authored the book Capital
Can_t Fund What It Can_t Find.  In the past he wrote
a syndicated bi-monthly finance column-read by over
eight million national readers at its peak.
Richard C. Rochon: is member of the Advisory Board of
the Entrex Holding Company (EHCo, LLC).   Mr. Rochon
has extensive experience as an investor, shareholder,
director and officer of various public and private
companies throughout his career and has been involved
in numerous acquisitions, divestitures, spin-offs,
initial public offerings, secondary offerings and
other corporate financings and transactions. Prior
to joining Entrex Mr. Rochon formed RPCP.
Family Relationships
There are no family relationships among any of the
directors and executive officers.
Involvement in Certain Legal Proceedings
Our directors and officers have not been convicted in
a criminal proceeding, excluding traffic violations or
similar misdemeanors, nor have been a party to any
judicial or administrative proceeding during the past
ten years that resulted in a judgment, decree or
final order enjoining the person from future violations
 of, or prohibiting activities subject to, federal or
state securities laws, or a finding of any violation
of federal or state securities laws, except for matters
that were dismissed without sanction or settlement.
Except as set forth in our discussion below in
_Certain Relationships and Related Transactions,_
our directors and officers have not been involved
in any transactions with us or any of our affiliates
or associates which are required to be disclosed
pursuant to the rules and regulations of the SEC.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
Name and Principal Position
Year
Ended
Salary
($)
Bonus
($)
Option
Awards
($)
Nonequity
Incentive Plan
Compensation
($)
Non-
Qualified
Deferred
Compensation
Earnings
($)
All Other
Compensation
($)
Total
($)
Stephen H. Watkins, CEO
2023
0
0
0
0
0
0
0

Tom Harblin

2023
0
0
0
0
0
0
*Compensation for operators and directors of the
Company may be provided through agreements with
affiliated entities. Directors and Officers may
have additional performance-based quotas and
compensation provided exclusively at the direction
of the Managing Members.
Officers and Directors:
At our sole discretion we may add additional
Officers and Directors and compensate them through
annual retainer fees along with reimbursement of
reasonable out-of-pocket expenses incurred in
connection with attending each meeting and/or
expenses for the benefit of the company, decided
exclusively by the CEO and/or Board of Directors.
Each independent Officer and Director will
receive $500 in connection with each meeting
that they attend, plus reimbursement of reasonable
out-of-pocket expenses incurred in connection
with attending each committee meeting not held
concurrently with a board meeting. Compensation
shall be accrued by the company and paid as
available.
Compensation for expenses, Officers and Directors
will be managed through the sole decisions and
directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements
with our Directors and Officers. The
indemnification agreements are intended to
provide our Directors the maximum indemnification
permitted under law and/or requested by the
respective Officer and/or Director. Each
indemnification agreement provides that Entrex
shall indemnify the Director or Office who is a
party to the agreement (an _Indemnitee_), including
the advancement of legal expenses, if, by reason
of his or her corporate status, the Indemnitee is,
or is threatened to be made a party to or a witness
in any threatened, pending, or completed proceeding.
Employment Agreements
We have not entered into employment agreements
with any of our employees, officers and directors.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
SECURITYHOLDERS
Principal Stockholders
The following table sets forth information as
to the shares of Preferred Stock beneficially
owned as of November 30, 2023 by (i) each person
known to us to be the beneficial owner of more
than 5% of our common stock; (ii) each Director;
(iii) each Executive Officer; and (iv) all of
our Directors and Executive Officers as a group.
Unless otherwise indicated in the footnotes
following the table, the persons as to whom
the information is given had sole voting and
investment power over the Shares of common stock
shown as beneficially owned by them. Beneficial
ownership is determined in accordance with Rule
13d-3 under the Exchange Act, which generally
means that any shares of common stock subject
to options currently exercisable or exercisable
within 60 days of the date hereof are considered
to be beneficially owned, including for the
purpose of computing the percentage ownership
of the person holding such options, but are
not considered outstanding when computing the
percentage ownership of each other person. We
currently have no options outstanding.
Entrex NewLeaf, LLC Authorized and Issued Shares
Preferred Shares:
Entrex Carbon Market, Inc (OTC:RGLG)
1000
Total Preferred Shares Authorized and Issued
1000
Common Shares:
This offering
TBD
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN
TRANSACTIONS
Code of Business Conduct and Ethics
To date, we have not adopted a code of business
conduct and ethics for our management and employees.
We intend to adopt one in the near future.
SECURITIES BEING OFFERED
The following summary is a description of the
material terms of our capital stock and is not
complete. You should also refer to our articles
of incorporation and our bylaws, which are
included as exhibits to the offering statement
of which this Offering Circular forms a part.
General
Our authorized capital stock consists of  XXXX
shares of common stock, par value $0. As of the
date of this Offering Circular, there are no
shares of our common stock outstanding.  The
Company intends to file ongoing _current
information_ as that term is defined by the
Securities Act, in order to continue to trade
publicly and to remain current in its required
periodic filings.
Listing and Transfer Agent
The Company is presented not listed on any market.
The transfer agent for our Shares shall be Pacific
Stock Transfer, Inc.
Limitations on Liability and Indemnification of
Officers and Directors
Florda law authorizes corporations to limit or
eliminate (with a few exceptions) the personal
liability of directors to corporations and their
stockholders for monetary damages for breaches of
directors_ fiduciary duties as directors. Our
articles of incorporation and bylaws include
provisions that eliminate, to the extent allowable
under Florida law, the personal liability of
directors or officers for monetary damages for
actions taken as a director or officer, as the case
may be. Our articles of incorporation and
bylaws also provide that we must indemnify and
advance reasonable expenses to our directors and
officers to the fullest extent permitted by
Florida law.  We are also expressly authorized
to carry directors_ and officers_ insurance for
our directors, officers, employees, and agents
for some liabilities.  We currently maintain
directors_ and officers_ insurance covering
certain liabilities that may be incurred by
directors and officers in the performance of
their duties.
The limitation of liability and indemnification
provisions may discourage stockholders from
bringing a lawsuit against directors for breach of
their fiduciary duty.  These provisions may also have
the effect of reducing the likelihood of derivative
litigation against directors and officers, even
though such an action, if successful, might
otherwise benefit us and our stockholders.  In
addition, your investment may be adversely affected
to the extent that, in a class action or direct
suit, we pay the costs of settlement and damage
awards against directors and officers pursuant
to the indemnification provisions in our articles
of incorporation and bylaws.
There is currently no pending litigation or
proceeding involving any of the directors, officers
or employees for which indemnification is sought.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain
material U.S. federal income tax consequences relevant
to the purchase, ownership and disposition of the
Shares, but does not purport to be a complete analysis
 of all potential tax consequences. The discussion
is based upon the Code, current, temporary, and
proposed U.S. Treasury regulations issued under
the Code, or collectively the Treasury Regulations,
the legislative history of the Code, IRS rulings,
pronouncements, interpretations and practices, and
judicial decisions now in effect, all of which are
subject to change at any time. Any such change may
be applied retroactively in a manner that could
adversely affect a Bondholder. This discussion does
not address all of the U.S. federal income tax
consequences that may be relevant to a holder in light
of such Stockholder_s particular circumstances or to
Stockholders subject to special rules, including,
without limitation:
A broker-dealer or a dealer in securities or currencies
A Limited Liability Corporation;
A bank, thrift or other financial institution;
A regulated investment company or a real estate
investment trust;
An insurance company;
A tax-exempt organization;
A person subject to the alternative minimum tax
provisions of the Code;
A person holding the Shares or Redeemable
Preferred Stock as part of a hedge, straddle,
conversion, integrated or other risk reduction
or constructive sale transaction;
A partnership or other pass-through entity;
A person deemed to sell the Shares or Redeemable
Preferred Stock under the constructive sale
provisions of the Code;
A U.S. person whose _functional currency_ is
not the U.S. dollar; or
A U.S. expatriate or former long-term resident.
In addition, this discussion is limited to
persons that purchase the Shares or Redeemable
Preferred Stock in this offering for cash and
that hold the Shares or Redeemable Preferred
Stock as _capital assets_ within the meaning of
Section 1221 of the Code (generally, property
held for investment). This discussion does not
address the effect of any applicable state,
local, non-U.S. or other tax laws, including
gift and estate tax laws.
As used herein, _U.S. Holder_ means a beneficial
owner of the Shares or Redeemable Preferred
Stock this is, for U.S. federal income tax purposes:
an individual who is a citizen or resident
of the U.S.;
a corporation (or other entity treated as a
corporation for US. Federal income tax purposes)
created or organized in or under the laws of
the U.S., any state thereof or the District of
Columbia;
an estate, the income of which is subject U.S.
federal income tax regardless of its source; or
a trust (1) is subject to the primary supervision
of a U.S. court and the control of one or more
U.S persons that have the authority to control
all substantial decision of the trust, or (2)
has a valid election in effect under applicable
Treasury Regulations to be treated as a U.S.
person.
If an entity treated as a partnership for U.S.
federal income tax purposes holds the Shares or
Redeemable Preferred Stock, the tax treatment
of an owner of the entity generally will depend
upon the status of the particular owner and
the activities of the entity. If you are an
owner of an entity treated as a partnership
for U.S. federal income tax purposes, you
should consult your tax advisor regarding the
tax consequences of the purchase, ownership
and disposition of the Shares or Redeemable
Preferred Stock.
We have not sought and will not seek any
rulings from the IRS with respect to the
matters discussed herein. There can be no
assurance that the IRS will not take a
different position concerning the tax
consequences of the purchase, ownership or
disposition of the Shares or Redeemable
Preferred Stock or that any such position
would not be sustained.
ADDITIONAL INFORMATION
We have filed with the SEC a Regulation A
Offering Statement on Form 1-A under the
Securities Act of 1993, as amended, with
respect to the Shares and Shares offered
hereby. This Offering Circular, which
constitutes a part of the Offering Statement,
does not contain all of the information set
forth in the Offering Statement or the exhibits
 and schedules filed therewith. For further
information about us and the Shares and Shares
 offered hereby, we refer you to the Offering
Statement and the exhibits and schedules filed
therewith. Statements contained in this Offering
Circular regarding the contents of any contract
or other document that is filed as an exhibit
to the Offering Statement are not necessarily
complete, and each such statement is qualified
in all respects by reference to the full text
of such contract or other document filed as an
exhibit to the Offering Statement. Upon the
completion of this Offering, we will be
required to file periodic reports, proxy
statements, and other information with the
SEC pursuant to the Securities Exchange Act of
1934. You may read and copy this information at
the SEC_s Public Reference Room, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You
may obtain information on the operation of the
Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an
Internet website that contains reports, proxy
statements and other information about issuers,
including us, that file electronically with the
SEC. The address of this site is www.sec.gov.
EXPERTS
Legal
FINANCIALS
Entrex NewLeaf, LLC
Balance Sheet
December 31,
2023
Assets
Current assets:
Line of Credit from Entrex Carbon Market, Inc
$
20,000
Prepaid services
5,000
Total assets
$
25,000
Liabilities and Shareholders_ Deficit
Liabilities:
Note payable, related party
$
25,000
Total liabilities
25,000
Shareholders_ deficit:
Common stock, no par value, 100,000,000 shares
authorized, and 0 issued and outstanding at
December, 31, 2023
Preferred Stock, no par value, 1,000 shares
authorized and 1,000 shares outstanding as/or
December 31, 2023
Common stock to be issued
TBD
Deficit
$0
Total shareholders_ deficit
Total liabilities and shareholders_ deficit
$0
Entrex NewLeaf , LLC
Statement of Operations
For the
period from Inception through December 31, 2023
Revenue:
Sales
$0
Total revenue
$0
Expenses:
General and administrative expense
$0
Net income (loss) before income taxes
$0
Provision for income taxes
$0
Net loss
$0
Net loss per common share - basic and diluted
$0
Weighted average shares outstanding - basic and diluted
$0
Entrex NewLeaf , LLC
Statement of Changes in Shareholders_ Deficit
No par-value
Common Stock
Common
stock to
be issued
Shareholders_
Shares
Amount
Shares
Amount
Deficit
Totals
October 3, 2022 (Inception)
Entrex NewLeaf , LLC
Statement of Cash Flows
For the
period from Inception through year ended December 31, 2023
Operating activities:
Net income (loss)
$
0
Changes in operating assets and liabilities
Prepaid expenses
0
Net cash from operating activities:
0
Financing activities
Proceeds from note payable - related  party
25,000
Proceeds on common stock to be issued
xxx
Net cash from financing activities
25,000
Net increase (decrease) in cash
25,000
Cash-beginning
$0
Cash-ending
$25000
Supplemental Cash Flow Information:
Cash paid for interest
$0
Cash paid for income taxes
$0
NOTE 1: BUSINESS
Entrex NewLeaf, LLC_s mission is to become the
leading producer of compliance-grade carbon
offsets by executing licenses with clients and
applying its patent-pending process to develop
and sell carbon offsets from their projects and
facilities. The company has built a roster of
world-class collaborators, including United
Nations/World Bank registrars, ISO-authorized
auditors, and leading professional services
organizations so procurement and compliance
executives can depend upon the validity and
provenance of the resulting offsets. The
company_s business model achieves capital
efficiencies unavailable to competitors by
managing (but not owning) the projects used
to generate its carbon offsets.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accompanying financial statements of
Entrex NewLeaf, LLC have been prepared by
 management and have been prepared in accordance
 with accounting principles generally accepted
in the United States of America (_GAAP_) and the
 rules of the Securities and Exchange Commission
(_SEC_). In the opinion of management, the
statements represent a fair presentation of
financial position presented have been reflected herein.
Revenue Recognition
The Company had no revenue during the audited period.
The Company intends to derive its revenue primarily
 from developing licensed carbon offset projects.
Effective December  31, 2023, the Company adopted
Accounting Standards Update ASU 2014-09, Revenue
from contracts with Customers - Topic 606, and
all subsequent ASUs that modified ASC 606. The
implementation of the new standard had no material
 impact on the measurement or recognition of
revenue of current and prior periods presented.
Interest income revenue including facility fees,
origination fees and due diligences fees are
outside the scope of ASC 606. Contracts are
valued at a fixed price at inception and do not
include any variable consideration or financing
 components in our normal course of business. In
applying judgment, the Company considers customer
expectations of performance materiality and the
core principles of Accounting Standards Codification
(_ASC_) Topic 606, Revenue from Contracts with Customers.
The Company recognizes revenue from participation
fees under ASC 606. The Company recognizes
participation fee revenue at a point in time.
The Company generally invoices customers for
participation fees at such time as the right to
consideration becomes unconditional and the Company
has no remaining performance obligations associated
therewith.
Income Taxes
The Company accounts for income taxes under the
provisions of ASC 740 Accounting for Income Taxes,
which requires a company to first determine whether
it is more likely than not (which is defined as a
likelihood of more than fifty percent) that a tax
position will be sustained based on its technical
merits as of the reporting date, assuming that taxing
authorities will examine the position and have full
knowledge of all relevant information. A tax position
that meets this more likely than not threshold is
then measured and recognized at the largest amount
of benefit that is greater than fifty percent
likely to be realized upon effective settlement
with a taxing authority.
Deferred income taxes are recognized for the tax
consequences related to temporary differences
between the carrying amount of assets and liabilities
for financial reporting purposes and the amounts
used for tax purposes at each year end, based on
enacted tax laws and statutory tax rates applicable
to the periods in which the differences are
expected to affect taxable income. Deferred income
taxes are also recognized for carry-forward losses
which can be utilized to offset future taxable
income. A valuation allowance is recognized when,
based on the weight of all available evidence, it
is considered more likely than not that all, or
some portion, of the net deferred tax assets will
not be realized. The Company evaluates its
valuation allowance requirements based on projected
future operations. When circumstances change and
cause a change in management_s judgment about the
recoverability of deferred tax assets, the impact
of the change on the valuation is reflected in
current income. Income tax expense is comprised
of the sum of current income tax plus the change
in deferred tax assets and liabilities.
Earnings (loss) Per Share
Basic earnings (loss) per common share is computed
based on the weighted average number of shares of
all classes of common stock outstanding during the
period. Diluted earnings per common share is
computed based on the weighted average number of
common shares outstanding during the period
increased, when applicable, by dilutive common
stock equivalents. When the Company has a net loss,
dilutive common stock equivalents are not included
as they would be anti-dilutive
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)
In December 2019, the FASB issued ASU 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting
for Income Taxes, which is part of the FASB_s
initiative to reduce complexity in accounting
standards. The ASU eliminates certain exceptions to
the general principles of ASC 740, Income Taxes, and
simplifies income tax accounting in several areas.
The standard is effective for fiscal periods beginning
after December 15, 2020, with early adoption permitted.
The Company adopted this ASU as of December 31, 2021.
The Company does not believe that there are any other
new accounting pronouncements that have been issued
that might have a material impact on its financial
position or results of operations.
NOTE 3: SUSEQUENT EVENTS
In preparing these financial statements, management
has evaluated events and transactions for potential
recognition or disclosure through December 31, 2023,
the date the financial statements were available to
be issued.
The company is not aware of any events or transactions
that would impact the financial statements.
NOTE 4: LIQUIDITY AND GOING CONCERN
The Company has ended the period indicated and has
no concerns for liquidity.
NOTE 5: NOTE PAYABLE - RELATED PARTIES
As of December 31, 2023, the Company had an unsecured
line of credit with the Preferred Shareholder of the company in the aggregate amount of $25,000, with interest at 5% per annum and a maturity date of December 31, 2024, at which time all accrued unpaid interest and principal are due.
NOTE 6: RELATED PARTY TRANSACTIONS
In 2023, Entrex Carbon Market, Inc, the 100% preferred shareholder, agreed to advance up to $25,000 to the
Company to cover startup cost and immediate operating
capital. The loan shall repay principal and interest of
any fund utilized through December 31, 2024.
Legal Proceedings
The Company is not presently a party to any legal
proceedings the resolution of which the Company believes
would have a material adverse effect on its business,
financial condition, operating results, or cash flows.
However, legal proceedings are subject to inherent
uncertainties, and an unfavorable outcome could include
monetary damages, and excessive verdicts can result
from litigation, and as such, could result in a material
adverse impact on its business, financial position,
results of operations, and /or cash flows.
Index to Exhibits
Exhibit No.
Description of Exhibit
2.1
Florida State Articles of Incorporation (Exhibit 2.1)
Any instruments defining the rights of security holders
Subscription agreement
Voting Trust agreement
Material contracts
Plan of acquisition, reorg, arrangement, liquidation or succession Escrow Agreements
Power of Attorney if applicable
Consents
Opinion re: legality
Testing the waters materials
Appt of agent for service of process
Technical report summary if required under Item
1302(b)(2) of Reg S-K
Subsidiary guarantors and issues of guaranteed securities
and affiliates whose securities collateralize securities
of the issuer.
Exhibits may be redacted for confidential info or
PII
SIGNATURES
Pursuant to the requirements of Regulation A, the issuer
certifies that it has reasonable grounds to believe that
it meets all of the requirements for filing on Form 1-A a
nd has duly caused this offering statement to be signed
on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on January 1, 2024.
Entrex NewLeaf, LLC
By:
/s/
Stephen H. Watkins
CEO
EXHIBIT
2.1
STATE ARTICLES OF INCORPORATION